Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

SANUWAVE Health, Inc.

Suwanee, Georgia

We hereby consent to the incorporation by reference in the Company’s previously filed registration statement on Form S-8 (No. 333-170301) of SANUWAVE Health, Inc. of our report dated March 30, 2016, relating to the consolidated financial statements which appears in this Form 10-K.

BDO USA, LLP

Atlanta, Georgia

March 31, 2017